EXHIBIT 21.1

Tyco Electronics Ltd.
Subsidiaries of the Registrant

Jurisdiction	Entity Name	State
Argentina	Elo Touch Systems Argentina S.A.
Fayser S.R.L.
Tyco Electronics Argentina S.A.
Tyco Networks (Argentina) S.R.L.
Tyco Submarine Systems de Argentina S.A.

Australia	Banool Investments (VIC) Pty Ltd.
Bonvilla Holdings Pty Ltd
Clarebury Pty Ltd
Critchley Electrical Products Pty Limited
Dulmison Australia Pty Ltd
Dulmison Pty Ltd
Grangehurst Enterprises Pty Ltd.
M/A Com Private Radio Systems Pty Limited
Microwave Associates Australia Pty Limited
Morlynn Ceramics Pty Ltd.
Tyco Electronics Pty Limited
Tyco Lambda (Australian Branch)

Austria	Tyco Electronics Austria GmbH

Bahamas	TyCom Services Inc.

Barbados	AMP Exports Limited
Corcom International Limited
Corcom West Indies Limited
TSSL Foreign Sales Corporation
Tyco Electronics Holdings Ltd.
Tyco International Sales Corp.
TyCom Holdings (Barbados) Ltd.

Belgium	Raychem Industries NV
Tyco Electronics Belgium EC N.V.
Tyco Electronics Raychem NV
TyCom Contracting B.V.B.A.

Bermuda	Cawich Limited
Tyco Alpha Limited
Tyco Asia Networks Ltd.
Tyco Beta Limited
Tyco Cableship Charters Ltd.
Tyco Contracting Ltd.
Tyco Eta Limited
Tyco Global Networks Ltd.
Tyco Holdings (Bermuda) No. 7 Limited
Tyco Lambda

Jurisdiction	Entity Name	State
Tyco Telecommunications Ltd.

Brazil	Celis Electrocomponentes Ltda.
Tyco Electronics Brasil Ltda.
Tyco Electronics da Amazonia Ltda.
Tyco Sistemas de Energia Ltda.
Tyco Submarine Systems Brasil Ltda.

Canada	Critchley Inc. - Canada
M/A-COM Private Radio Systems Canada Corp.
Tyco Electronics Canada Ltd.

Cayman Islands	Raychem International (Cayman Islands)

Chile	Tyco Electronics Industrial Y Comercial Chile Limitada

China	AMP (China) Investment Co. Ltd.
Dongguan Transpower Electric Products Co., Ltd.
Dulmison Zibo Insulator Co., Ltd. (60%)
Raychem (Shanghai) Trading Ltd
Raychem Electronics (Shanghai) Ltd.
Raychem Shanghai Cable Accessories Ltd
Shanghai CII Electronic Co. Ltd (50%)
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics (Wuxi) Ltd
Tyco Electronics (Zhuhai) Ltd
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics AMP Shanghai Ltd. (92.31%)
Tyco Electronics Technology (Kunshan) Co., Ltd.
Tyco Electronics Technology (SIP) Ltd.

Colombia	Tyco Electronics Colombia Ltda.

Cyprus	Raychem Technologies Limited
TyCom Contracting (Cyprus) Limited
TyCom Networks (Cyprus) Limited

Czech Republic	Tyco Electronics Czech s.r.o.
Tyco Electronics EC Trutnov s.r.o.

Jurisdiction	Entity Name	State
Denmark	Tyco Electronics Denmark A/S
Tyco Electronics Far East Holdings ApS
Tyco Holding I ApS
Tyco Holding II (Denmark) ApS
Tyco Holding X (Denmark) ApS
Tyco Holding XVII (Denmark) ApS

Dominican Republic	Raychem Dominicana S.A.

Egypt	TyCom Networks Egypt Ltd.

Finland	Tyco Electronics Finland Oy

France	TGN Euro Link, S.A.
Tyco Electronics France SAS
Tyco Electronics Holding France S.A.S.
Tyco Electronics Idento sas
Tyco Electronics SIMEL SAS
Tyco Networks (France) SAS
Tyco Submarine Systems SARL
TyCom Contracting (France) SAS

Germany	Corcom GmbH
Hellstern GmbH
TE Vermögensverwaltungs GmbH & Co KG
VISION 165. Vermogensverwaltungsgesellschaft mbH
Tyco Electronics AMP GmbH
Tyco Electronics Raychem GmbH
Tyco Electronics EC Verwaltungsgesellschaft GmbH
Tyco Electronics Germany AMP GmbH & Co. KG
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Germany Raychem GmbH & Co. KG
Tyco Electronics Holding GmbH
Tyco Electronics Idento GmbH
Tyco Electronics Raychem GmbH

Gibraltar	Tyco Electronics (Gibraltar) Holding Limited
Tyco Electronics (Gibraltar) Limited
Tyco China (Gibraltar) Limited
Tyco India (Gibraltar) Limited

Greece	Raychem Hellas E.P.E.
Tyco Electronics Hellas MEPE

Guatemala	Tyco Submarine Systems, Sociedad Anonima

Jurisdiction	Entity Name	State

Hong Kong	Alnery No. 124 Limited
Alnery No. 125 Limited
Alnery No. 127 Limited
Alnery No. 128 Limited
AMP Products Pacific Limited
Critchley Asia Limited
F.A.I. Technology (Hong Kong) Limited
Madison Cable Asia Limited
Original Electromechanical (HK) Limited
Praegitzer International (HK) Limited (99%)
Raychem (HK) Limited
Raychem China Limited
Raychem China Limited NV
Transpower Technologies (HK) Limited
Tyco Electronics H.K. Limited
Tyco Networks (Hong Kong) Limited

Hungary	Tyco Electronics Hungary Termelo Kft

India	Automotive Wiring Systems Private Limited (49%)
Precision Interconnect India Pvt Ltd
Raychem RPG Limited (50%)
TEI Technologies Private Limited (50%)
Tyco Electronics Corporation India Pvt Limited
Tyco Electronics Systems India Pvt Ltd
Tyco Electronics Tools India Pvt. Ltd.

Indonesia	PT Dulmison Indonesia
PT. Tyco Precision Electronics

Ireland	M/A COM Eurotech B.V. (branch of Netherland entity)
Pitsea
Raychem International (Branch of Cayman Islands)
Tyco Electronics Group S.A. (branch of Luxembourg entity)
Tyco Electronics Ireland Limited
Tyco Telecommunications (Ireland)

Israel	Raychem Limited [Israel]
TCM CONTRACTING (ISRAEL) LTD.
TCM NETWORKS (ISRAEL) LTD.
Tyco Electronics Israel Ltd.

Italy	Tyco Electronics AMP Italia Products S.p.A.

Jurisdiction	Entity Name	State
Tyco Electronics AMP Italia S.p.A.
Tyco Electronics Raychem S.p.A. [Italy]
Tyco Electronics-Raychem SpA
Tyco Networks (Italy) Srl

Japan	AMP Technology Japan Ltd
Businessland Japan Company Ltd.
Nihon Elcon K.K.
Precision Interconnect International Ltd.
Touch Panel Systems K.K.
Tyco Electronics AMP K.K.
Tyco Electronics EC KK
Tyco Electronics M/A-COM K.K.
Tyco Electronics Raychem K.K.

Luxembourg	Tyco Electronics Holding S.a.r.l.
TCC Holding (Luxembourg) S.a.r.l.
TCN Holding (Luxembourg) S.a.r.l.
Tyco Electronics Group S.A.
TyCom Holdings II SA

Malaysia	AMP Products (Malaysia) Sdn. Bhd.
Japan Original (M) Sdn Bhd
Praegitzer Asia Sdn. Bhd.
Raychem Sdn. Berhad.
Tyco Electronics (Malaysia) Sdn. Bhd.
Tyco Electronics Dulmison (Malaysia) Sdn. Bhd.
Tyco Manufacturing (Malaysia) Sdn. Bhd.

Marshall Islands	C.S. Tyco Decisive Inc.
C.S. Tyco Dependable Inc.
C.S. Tyco Durable Inc.
C.S. Tyco Provider, Inc.
C.S. Tyco Reliance Inc.
C.S. Tyco Resolute Inc.
C.S. Tyco Responder Inc.
Coastal Cable Ship Co. Inc.

Mauritius	Tyco Electronics Asia Investments Limited

Mexico	AMP Amermex, S.A. de C.V.
Cima de Acuna S.A. de C.V.
Corcom, S.A. de C.V.
Kemex Holding Company, S.A. de C.V.
Manufacturas y Conectores TYCO, S. de R.L. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.

Jurisdiction	Entity Name	State
Raychem Juarez, S.A. de C.V.
Tyco Electronics Mexico, S.A.
Tyco Electronics Tecnologias S.A. de C.V.
Tyco Submarine Systems, S.A. de C.V.

Netherlands	AMP Taiwan B.V.
AMP Trading B.V.
M/A-COM Eurotec B.V.
Tyco Electronics Nederland B.V.
Tyco Electronics Netherlands Holding B.V.
Tyco Networks (Netherlands) B.V.

New Zealand	Tyco Electronics NZ Limited

Norway	Tyco Electronics Norge AS
Tyco Networks Norway AS

Panama	TYCO SUBMARINE SYSTEMS, INC.

Peru	Tyco Electronics Del Peru S.A.C.
TyCom Networks (Peru) S.A.

Philippines	Tyco Electronics Philippines, Inc.

Poland	M/A-COM Poland Sp. z o.o.
TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Puerto Rico	TyCom Networks (Puerto Rico) Corp.
M/A-COM, Inc. (US company qualified in PR)

Rep of Slovenia	Tyco Electronics d.o.o. (Slovenia)

Russia	Rayenergo (ZAO Rayenergo) (90%)
Tyco Electronics Rus OOO
TyCom Networks (Russia)

Saudi Arabia	Raychem Saudi Arabia Limited (49%)

Scotland	Madison Cable Limited

Singapore	AMP Singapore Pte. Ltd.
Crompton Instruments (South-East Asia) Pte. Ltd.
Dynavision Electronics Pte Ltd

Jurisdiction	Entity Name	State
Raychem Singapore Pte. Limited
Tyco Electronics AMP Manufacturing (S) Pte Ltd
Tyco Electronics Manufacturing Singapore Pte. Ltd.
Tyco Electronics Singapore Pte Ltd
Tyco Networks (Singapore) PTE LTD

South Africa	Tyco Electronics South Africa (Proprietary) Ltd.

South Korea	Original Electromechanical (Korea) Ltd
Tyco Electronics AMP Korea Limited
Tyco Electronics Raychem Korea Limited

Spain	Diamit, S.L.
Mondragon Telecommunications S.L.
Tyco Electronics AMP Espana, S.A.
Tyco Electronics Raychem SA
Tyco Iberia, S.L.
Tyco Marine, S.A.
Tyco Networks Iberica, S.L.

Sweden	Tyco Electronics Svenska AB
Tyco Networks (Sweden) AB

Switzerland	Tyco Electronics Holding S.a.r.l., Luxembourg (LU), Schaffhausen Branch
TCN Holding (Luxembourg) Sàrl, Schaffhausen Branch
Tyco Electronics (Schweiz) HFI AG
Tyco Electronics (Schweiz) HFI 2 GmbH
Tyco Electronics (Schweiz) Holding GmbH
Tyco Electronics (Schweiz) Holding II GmbH
Tyco Electronics Finance Alpha GmbH
Tyco Electronics Logistics AG
Tyco Electronics Services GmbH
Tyco Electronics Swiss Holding GmbH
Tyco International Services GmbH
TyCom Finance AG

Taiwan	AMP Manufacturing Taiwan Co. Ltd
FAI Technology (Taiwan) Co. Ltd
Raychem Pacific Corporation (50%)
Taiwan Superior Electric Co., Ltd.
Taliq Taiwan Limited
Tyco Electronics Taiwan Co., Ltd.
Tyco Holdings (Bermuda) No. 7 Limited, Taiwan Branch

Thailand	Tyco Electronics (Thailand) Ltd

Jurisdiction	Entity Name	State
Tyco Electronics Dulmison (Thailand) Co., Ltd.

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi
TYCOM NETWORK VE TELEKOMUNIKASYON SISTEMLERI INSAAT TESIS HIZMETLERI VE TICARET LIMITED SIRKETI

UAE	Dorman Smith Switchgear LLC (49%)
Tyco Electronics Middle East FZE

Ukraine	Tyco Electronics Ukraine Limited

United Kingdom	AMP Finance Limited
AMP of Great Britain Limited
B. & H. (Nottingham) Limited
Belclere Limited
Bowthorpe EMP Limited
Bowthorpe Industries Limited
Communication Accessories Limited
Component Engineering Services Ltd
Critchley Finance (UK) Limited
Critchley Group Limited
Critchley Group Trustee Limited
Critchley HSI Systems Limited
Critchley Limited
Critchley Tecpro Limited
CROSTER ELECTRONICS LIMITED
CTT Limited
Distribution and Transmission Equipment Limited
Ditel Limited
Dorman Smith Holdings Limited
Dorman Smith Switchgear Limited
Dulmison (UK) Ltd.
Elo TouchSystems Limited
Flowlyne (UK) Limited
Gresham Land and Estates (ADC) Limited
Image Scan ID Systems Limited
Jessar Engineering Limited
Kurtbrook Limited
M.A.M. Rubber Manufacturing Company Limited
M/A-COM (U.K.) Limited
M/A-COM Greenpar Limited
M/A-COM Limited
Microdot Connectors Europe Limited
Pinacl Communication Systems Limited
Pinacl Limited
Pinacl Whitehall Limited

Jurisdiction	Entity Name	State
Quad Europe Limited
Quad Systems Holdings Limited
Quad Systems Limited
Raychem Limited
Sigmaform (UK) Limited
Soundtouch Limited
Stappard & Howes Limited
Stappard Howes Design Limited
Stappard Howes Projects Limited
TDI Batteries (Europe) Limited
TGN EURO Link Limited
TVM Distribution Limited
TVM Group UK Limited
Tyco Electronics Cables Limited
Tyco Electronics Components Limited
Tyco Electronics Holdings Limited
Tyco Electronics Labels Limited
Tyco Electronics Limited
Tyco Electronics UK Holdings Ltd.
Tyco Electronics UK Ltd.
Tyco Energy (UK) Limited
Tyco Networks (UK) Limited
Tyco VI
TyCom Cable Ship Company (UK) Limited
TyCom Contracting (UK) Limited
West Hyde Developments Limited

United States	Adhesive Technologies, Inc.	PA
	Advanced Packaging Systems	CA
	Allegheny Corp.	DE
	American Electrical Terminal Co., Inc.	CT
	AMP International Enterprises Limited	DE
	AMP INVESTMENTS INC.	DE
	AMP Services, Ltd.	DE
	APS Group Holding, Inc.	NV
	BWD Property, LLC	NH
	C.S. Charles L. Brown, L.P.	DE
	C.S. Global Link, L.P.	DE
	C.S. Global Mariner, L.P.	DE
	C.S. Global Sentinel, L.P. (55%)	DE
	C.S. Long Lines, L.P.	DE
	Chemgene Corporation	NY
	Critchley Group, Inc.	UT
	Electro-Trace Corporation	NY
	F.A.I. Technology, Inc.	CA
	FAI Tech Link Inc.	NJ

Jurisdiction	Entity Name	State
	FAI Technology (Holding), Inc.	DE
	Grinnell US Holding Corp.	NV
	Image Scan, Inc.	UT
	Interamics	CA
	Laser Diode Holdings, Inc.	NV
	Laser Diode Incorporated	NV
	M/A-COM Puerto Rico, Inc.	DE
	M/A-COM Tech Holdings, Inc.	DE
	M/A-COM, INC.	FL
	Palomar Precision Tubes, Inc.	CA
	Pinacl Communications, Inc.	DE
	Power Systems Holdings, Inc.	NV
	Precision Interconnect, Inc.	NV
	Printed Circuits, Inc.	FL
	Raychem (Delaware) Ltd.	DE
	Raychem Corporation of Arizona	AZ
	Raychem Foundation	CA
	Raychem Gulf Coast, Inc.	TX
	Raychem International Corporation	CA
	Raychem International Manufacturing LLC	CA
	Raychem Radiation Technologies, Inc.	CA
	Raychem Ventures, Inc.	CA
	Rayshrink Corporation	CA
	Raythene Systems Corporation	CA
	Remtek International, Inc.	CA
	Rochester Corporation, The	DE
	Sigma Circuits, Inc.	DE
	Sigma GP Holding, Inc.	NV
	Sigma Holding Corp.	DE
	Sigma Printed Circuits Holding Corp.	DE
	Techcon International Ltd.	DE
	TEG Pool Corp.	NV
	Terraworx Inc.	NV
	Thermacon, Inc.	OH
	TME Management Corp.	DE
	TPA Realty Holding Corp.	NV
	TPCG Holding	DE
	Transoceanic Cable Ship Company, Inc.	NY
	Transpower Technologies, Inc.	NV
	TSSL Holding Corp.	DE
	Tyco Electronics Corporation	PA
	Tyco Electronics Holding Corp.	NV
	Tyco Electronics Latin America Holding LLC	NV

Jurisdiction	Entity Name	State
	Tyco Flow Control, Inc.	TX
	Tyco Holding Corp.	NV
	Tyco Holdings, Inc.	DE
	Tyco Integrated Cable Systems, Inc.	MA
	Tyco International (PA) Inc.	NV
	Tyco International (US) Inc.	NV
	Tyco Networks (Solutions) Inc.	NV
	Tyco Printed Circuit Group LP	DE
	Tyco Receivables Funding LLC	DE
	Tyco Sailing, Inc.	NV
	Tyco SPC, Inc.	DE
	Tyco Submarine Systems Projects, Inc.	DE
	Tyco Technology Resources, Inc.	DE
	Tyco Telecom OSP Holding Corp.	NV
	Tyco Telecommunications (US) Inc.	DE
	Tyco (US) Holdings, Inc.	DE
	TyCom (US) Holdings, Inc.	NV
	TyCom Acquisition Co. I, Inc.	NV
	TyCom Management Inc.	NV
	TyCom Simplex Holdings Inc.	NV
	Unistrut Corporation	DE
	Whitaker Corporation, The	DE
	Wormald Americas, Inc.	DE

Uruguay	Raychem Uruguay S.A.

Venezuela	Amp de Venezuela, C.A.
Tyco Electronics de Venezuela, C.A.
Tyco Submarine Systems, C.A.